Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,394	$1,466
Short-term investments	1,975	1,896
Accounts receivable, net	75	72
Mortgage loans held for sale	48	41
Prepaid expenses and other current assets	152	126
Restricted cash	2	2
Total current assets	3,646	3,603
Contract cost assets	23	23
Property and equipment, net	290	271
Right of use assets	114	126
Goodwill	2,374	2,374
Intangible assets, net	154	154
Other assets	13	12
Total assets	$6,614	$6,563
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21	$20
Accrued expenses and other current liabilities	101	90
Accrued compensation and benefits	45	48
Borrowings under credit facilities	42	37
Deferred revenue	49	44
Lease liabilities, current portion	29	31
Total current liabilities	287	270
Lease liabilities, net of current portion	133	139
Convertible senior notes	1,661	1,660
Other long-term liabilities	13	12
Total liabilities	2,094	2,081
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,157	6,109
Accumulated other comprehensive loss	(3)	(15)
Accumulated deficit	(1,634)	(1,612)
Total shareholders’ equity	4,520	4,482
Total liabilities and shareholders’ equity	$6,614	$6,563

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$469	$536
Cost of revenue (1)	92	92
Gross profit	377	444
Operating expenses:
Sales and marketing (1)	156	174
Technology and development (1)	137	108
General and administrative (1)	123	112
Impairment and restructuring costs	6	14
Total operating expenses	422	408
Income (loss) from continuing operations	(45)	36
Other income	32	2
Interest expense	(9)	(8)
Income (loss) from continuing operations before income taxes	(22)	30
Income tax expense	—	(5)
Net income (loss) from continuing operations	(22)	25
Net loss from discontinued operations, net of income taxes	—	(9)
Net income (loss)	$(22)	$16
Net income (loss) from continuing operations per share:
Basic	$(0.09)	$0.10
Diluted	$(0.09)	$0.10
Net income (loss) per share:
Basic	$(0.09)	$0.06
Diluted	$(0.09)	$0.06
Weighted-average shares outstanding:
Basic	234,425	248,542
Diluted	234,425	265,945
(1) Includes share-based compensation expense as follows:
Cost of revenue	$4	$3
Sales and marketing	16	11
Technology and development	39	28
General and administrative	44	35
Share-based compensation - continuing operations	$103	$77
Adjusted EBITDA (2)	$104	$166
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented. Adjusted EBITDA excludes the impact of discontinued operations.

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income (loss)	$(22)	$16
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40	43
Share-based compensation	103	91
Amortization of right of use assets	6	6
Amortization of contract cost assets	6	8
Amortization of debt discount and debt issuance costs	1	23
Loss on extinguishment of debt	—	14
Other adjustments to reconcile net income (loss) to cash provided by operating activities	(2)	2
Changes in operating assets and liabilities:
Accounts receivable	(3)	56
Mortgage loans held for sale	(7)	14
Inventory	—	3,414
Prepaid expenses and other assets	(27)	(247)
Contract cost assets	(6)	(4)
Lease liabilities	(8)	(9)
Accounts payable	—	6
Accrued expenses and other current liabilities	10	(43)
Accrued compensation and benefits	(3)	(6)
Deferred revenue	5	5
Other long-term liabilities	—	3
Net cash provided by operating activities	93	3,392
Investing activities
Proceeds from maturities of investments	433	—
Purchases of investments	(490)	(525)
Purchases of property and equipment	(31)	(33)
Purchases of intangible assets	(9)	(5)
Net cash used in investing activities	(97)	(563)
Financing activities
Repayments of borrowings on credit facilities	—	(2,205)
Net borrowings (repayments) on warehouse line of credit and repurchase agreements	5	(25)
Repurchases of Class A common stock and Class C capital stock	(86)	(348)
Settlement of long-term debt	—	(439)
Proceeds from exercise of stock options	13	36
Net cash used in financing activities	(68)	(2,981)
Net decrease in cash, cash equivalents and restricted cash during period	(72)	(152)
Cash, cash equivalents and restricted cash at beginning of period	1,468	2,838
Cash, cash equivalents and restricted cash at end of period	$1,396	$2,686
Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$18	$10
Write-off of fully depreciated property and equipment	7	18
Write-off of fully amortized intangible assets	2	168
Recognition of operating right of use assets and lease liabilities	—	16

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of discontinued operations, share-based compensation, impairment and restructuring costs and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of discontinued operations, share-based compensation, impairment and restructuring costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended March 31,
	2023	2022
Net income (loss), as reported	$(22)	$16
Loss from discontinued operations, net of income taxes	—	9
Share-based compensation	103	77
Impairment and restructuring costs	6	14
Income taxes	—	5
Net income, adjusted	$87	$121
Non-GAAP net income per share:
Basic	$0.37	$0.49
Diluted	$0.35	$0.44
Weighted-average shares outstanding:
Basic	234,425	248,542
Diluted	262,665	285,817
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class A common stock and Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class A common stock and Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended March 31,
	2023	2022
Denominator for basic calculation	234,425	248,542
Effect of dilutive securities:
Option awards	1,264	2,558
Unvested restricted stock units	1,529	862
Convertible senior notes due in 2024, 2025 and 2026	25,447	33,855
Denominator for dilutive calculation	262,665	285,817

Key Metrics
The following table presents our visits and average monthly unique users for each of the periods presented (in millions, except percentages):

	Three Months Ended March 31,		2022 to 2023 % Change
	2023	2022
Visits (1)	2,487	2,627	(5)%
Average monthly unique users (2)	212	211	—%

(1) Visits includes visits to the Zillow, Trulia and StreetEasy mobile apps and websites. We measure Zillow and StreetEasy visits with Google Analytics and Trulia visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended March 31,		2022 to 2023 % Change
	2023	2022
Purchase loan origination volume	$259	$123	111%
Refinance loan origination volume	3	578	(99)%
Total loan origination volume	$262	$701	(63)%